Exhibit 99.1

HANSEN MEDICAL ANNOUNCES PRELIMINARY

SECOND QUARTER 2009 REVENUE RESULTS

MOUNTAIN VIEW, Calif., July 6, 2009 – Hansen Medical, Inc. (Nasdaq: HNSN), the global leader in flexible robotics and the developer of robotic technology for accurate 3D control of catheter movement, today announced preliminary revenue results for the second quarter ended June 30, 2009.

During the second quarter of 2009, Hansen Medical shipped six Sensei® Robotic Catheter Systems and expects to recognize revenue in the second quarter on the sale of three of these systems. The company expects second quarter revenues to be in the range of $3.1 million to $3.3 million. In addition to the three Sensei systems, revenues for the quarter are expected to include the shipment of approximately 626 Artisan™ catheters, approximately 100 of which were sold to a single international medical center. The expected range and components of 2009 second quarter revenues are estimates and are subject to change.

“Sensei system sales during the second quarter were adversely affected by general macroeconomic conditions that continue to significantly impact our potential customers’ capital spending,” said Frederic Moll, M.D., president and chief executive officer of Hansen Medical. “As a result of credit, financial and general economic conditions, several potential customers sought additional approvals prior to making their purchase decision or spent time evaluating alternative financing arrangements, both of which extended the length of sales cycles for Sensei systems and resulted in potential customers’ orders moving out of the quarter. While sales cycles will continue to be influenced by macroeconomic trends, we are confident that our current technology and planned product development activities present a compelling value proposition to hospitals and payors.”

Based on its preliminary second quarter results and the current market conditions, Hansen Medical is withdrawing its previous guidance for system placements for 2009, but will provide an updated outlook for 2009 and complete second quarter financial results in its regularly scheduled 2009 second quarter press release and conference call to be scheduled for late July or early August.

Hansen Medical Conference Call

Company management will hold a conference call today, July 6, 2009, at 2:00 p.m. Pacific (5:00 p.m. Eastern) to discuss its preliminary 2009 second quarter results and provide a business update. Investors are invited to listen to the call live via the Internet using the link available within the “Investor Relations” section of Hansen Medical’s website at www.hansenmedical.com. A replay of the webcast will be available approximately one hour after the completion of the live call. Additionally, participants can dial into the live conference call by calling 877-941-6009 or 480-629-9771. An audio replay will be available approximately one hour after the completion of the conference call through July 13, 2009, by calling 800-406-7325 or 303-590-3030, and entering access code 4115058.

About Hansen Medical, Inc.

Hansen Medical, Inc., based in Mountain View, Calif., develops products and technology using robotics for the accurate positioning, manipulation and control of catheters and catheter-based technologies. Its first product, the Sensei® Robotic Catheter system, is a robotic navigation system that enables clinicians to place mapping catheters in hard-to-reach anatomical locations within the heart easily, accurately and with stability during complex cardiac arrhythmia procedures. The Sensei system is compatible with fluoroscopy, ultrasound, 3D surface map and patient electrocardiogram data and was cleared by the U.S. Food and Drug Administration (FDA) in May 2007 for manipulation and control of certain mapping catheters in Electrophysiology (EP) procedures. The safety and effectiveness of the Sensei system for use with cardiac ablation catheters in the treatment of cardiac arrhythmias, including atrial fibrillation (AF), have not been established. In the European Union, the Sensei system is cleared for use during EP procedures, such as guiding catheters in the treatment of AF. Additional information can be found at www.hansenmedical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements relating to expectations, projections, estimates, goals, plans, objectives and future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements about the company’s expected operational and financial results for prior periods and projected operational and financial results for future periods. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, the effect of credit, financial and general economic conditions on capital spending by our potential customers, the risk that expected second quarter 2009 results included in this press release are different than our actual second quarter 2009 results included in our financial statements for the quarter, and risks and uncertainties inherent in our business, including potential safety and regulatory issues that could slow or suspend our sales, our ability to effectively sell, service and support our products, the rate of adoption of our systems and the rate of use of our catheters at customers that have purchased our systems, the scope and validity of intellectual property rights applicable to our products and competition from other companies. These and other risks are described in greater detail under the heading “Risk Factors” contained in our periodic SEC filings, including our Quarterly Report on Form 10-Q filed with the SEC on May 8, 2009. Given these uncertainties, you should not place undue reliance on the forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

“Hansen Medical”, “Hansen Medical Heart Design”, “Hansen Medical & Heart Design”, and “Sensei” are registered trademarks and “Artisan” is a trademark of Hansen Medical, Inc., in the United States and other countries.

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Investor Contact:	News Media Contact:
Steven Van Dick	Amy Cook
650.404.5800	925.552.7893
steve_vandick@hansenmedical.com	amy_cook@hansenmedical.com

Lasse Glassen
Financial Relations Board
213.486.6546 lglassen@mww.com

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